UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2010

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices) (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On July 21, 2010 the stockholders of Beacon Power Corporation (the “Company”) approved the Company’s 2010 Stock Incentive Plan (the “2010 Plan”), which constitutes an amendment, restatement and renaming of the Company’s Third Amended and Restated 1998 Stock Incentive Plan (the “Prior Plan”) at the Company’s 2010 Annual Meeting of Stockholders.  The Board of Directors (the “Board”) of the Company had previously adopted the 2010 Plan, subject to approval by the stockholders. The Company’s Proxy Statement (the “Proxy Statement”) for its 2010 Annual Meeting of Stockholders, which the Company filed on April 30, 2010 with the Securities and Exchange Commission on Schedule 14A, included a summary description of the 2010 Plan, as well as the full text of the 2010 Plan as Appendix A. The following is a brief description of the terms and conditions of the 2010 Plan.  Capitalized terms that are used but not defined in this summary have the meanings given to them in the 2010 Plan. If there is any inconsistency between this summary and the 2010 Plan, the terms of the 2010 Plan will govern.

Eligibility to Participate.    All employees, officers, directors, consultants and advisors of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to receive awards under the Plan. Based only on the number of our employees and directors at June 30, 2010, there are approximately 80 individuals who currently would be eligible to participate in the 2010 Plan.

Shares Available for Issuance.    The Prior Plan had a total reserve of 23,000,000 of which 2,153,996 shares remained available for grant as of July 21, 2010. The adoption of the 2010 Plan effected an increase in the stated share reserve of 15,000,000 shares from 23,000,000 shares to 38,000,000 shares.

Administration.    The 2010 Plan will be administered by the Compensation Committee, which at all times must be composed of two or more members of the Board of Directors who are independent from Company management. The committee has the authority to adopt administrative rules and practices governing the operation of the 2010 Plan and to interpret its provisions. The committee may, subject to applicable law, delegate to one or more executive officers the power to make awards to participants who are not directors or executive officers so long as the committee fixes the maximum number of shares that may be subject to such awards. The Board may at any time also take any such action.

Types of Awards that May Be Made.    The Company may grant stock options, restricted stock, restricted stock units, shares of common stock without restrictions, and any other right to receive payment from the Company based in whole or in part on the value of the common stock. These may include instruments such as phantom stock, performance units, and stock appreciation rights.

•                  Stock Options.  Stock options under the Plan may be incentive stock options or nonstatutory stock options. The committee determines the terms of the options, including the amount, exercise price, vesting schedules and term, which may not exceed ten years. The per share exercise price of an option may not be less than 100% of the fair market value of the common stock on the grant date.

•                  Restricted Stock and Restricted Stock Units.  Restricted stock is a grant of shares of common stock, and restricted stock units are rights to receive shares of common stock, that are subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market-related goals, or on the participant’s continued service with the Company. Restricted stock units will be settled in shares of common stock. The participant generally will forfeit the award if the specific conditions are not satisfied.

•                  Stock Equivalents.  A stock equivalent is any right to receive payment from the Company based in whole or in part on the value of the common stock. Stock equivalents may include, without limitation, phantom stock, performance units and Stock Appreciation Rights and may be settled in stock, cash or other awards or property. The per share exercise price of a Stock Appreciation Right may not be less than 100% of the fair market value of the common stock on the grant date and the term of a Stock Appreciation Right may not exceed ten years.

Terms and Conditions of Awards.    The committee selects the participants to receive awards and determines the terms and conditions of each award, including the number of shares of common stock subject to each award, the price, if any, a participant pays to receive or exercise an award, the time or times when an award vests or may be exercised, settled, or forfeited, any performance goals, restrictions, or other conditions to vesting, exercise, or settlement of an award, and the effect on an award of the disability, death, retirement or other termination of service of a participant.

Performance-Based Awards under Section 162(m) of the Code.    Section 162(m) of the Code imposes an annual $1,000,000 limitation on the deduction by a publicly-held corporation for compensation of each of certain covered employees unless the compensation is “performance-based”. The following provisions allow the Board the opportunity to make grants of awards that may qualify as “performance-based”.

•                  Performance Goals.  The 2010 Plan provides for the opportunity to make awards that may be treated as “performance-based” awards for purposes of Section 162(m) of the Internal Revenue Code. A participant’s right to earn or vest in an award may be made subject to the achievement of one or more objective performance goals based on one or more of the following criteria established by the committee: stock price, earnings per share, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships.

•                  Annual Share Limit.  Under the 2010 Plan, we may not in any calendar year grant to any participant awards covering more than 1,400,000 shares.

Transferability.    The committee has the authority to permit participants to transfer any award, provided that incentive stock options may be transferable only to the extent permitted by the Code.

Adjustments.    Upon an equity restructuring or other corporate transaction that affects the common stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the limit on individual grants.

Change in Control.    Subject to the terms of individual award agreements evidencing an award under the Plan, the committee may act to preserve the participants’ rights in the event of a change in control of the Company as the committee may consider equitable to participants and in the best interests of the Company, including without limitation: accelerating any time period relating to the vesting, exercise, or settlement of an award, providing for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the vesting, exercise, or settlement of an award in connection with the change in control, causing an award to be assumed, or new rights substituted therefore, by another entity, or adjusting the terms of an award in a manner determined by the committee to reflect the change in control.

No Repricing of Outstanding Stock Options and Stock Appreciation Rights.    We may not, without stockholder approval, amend any outstanding option or Stock Appreciation Right to reduce the exercise price or replace it with a new award exercisable for common stock at a lower exercise price.

Amendment and Term of Awards.    Subject to the prohibition on repricing, the committee may not amend, modify or terminate any outstanding award for which the respective participant’s consent would be required unless the terms of the award permit such action, the committee determines that such action is required by law, or the committee determines that the action would not materially and adversely affect the participant. Unless it is sooner terminated, the 2010 Plan will automatically terminate on April 27, 2020 (the day before the tenth (10th) anniversary of the date the 2010 Plan was adopted by the Board of Directors). No awards may be granted under the 2010 Plan after it is terminated.

Amendment of the 2010 Plan.    The Board of Directors may amend, waive, suspend, or terminate the 2010 Plan, subject to any stockholder approval it deems necessary or appropriate in whole or in part at any time and as applicable to some or all participants. For example, under the Code and Nasdaq Stock Market requirements, the Board may not increase the number of shares of common stock issuable under the 2010 Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

The summary is qualified in its entirety by reference to the complete text of the 2010 Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 21, 2010, the Company held its 2010 Annual Meeting of Stockholders.  Four proposals were before the meeting: (1) the election of F. William Capp, Stephen P. Adik, Daniel E. Kletter, Virgil G. Rose, Jack P. Smith and Edward A. Weihman as directors of the Company to serve until the 2011 Annual Meeting of Stockholders; (2) the approval of the Company’s 2010 Stock Incentive Plan, which constituted an amendment, restatement and renaming of the Company’s Third Amended and Restated 1998 Stock Incentive Plan; (3) the authorization for amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of 1-for-2 to 1-for-10, inclusive (the specific ratio to be determined at the discretion of the Company’s board of directors), and to reduce the number of authorized shares of the Company’s common stock; and (4) the ratification of the appointment of Miller Wachman LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

Only stockholders of record as of the close of business on May 24, 2010 were entitled to vote at the Annual Meeting.  As of May 24, 2010, 182,989,133 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 144,348,819 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

All of the proposals were approved.  The votes with respect to the proposals are set forth below.

(1) Elect the Directors of the Company to Serve until the 2011 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
F. William Capp	42,227,739	9,773,252	92,347,828
Stephen P. Adik	44,476,026	7,524,965	92,347,828
Daniel E. Kletter	44,402,227	7,598,764	92,347,828
Virgil G. Rose	44,505,184	7,495,807	92,347,828
Jack P. Smith	44,818,776	7,182,215	92,347,828
Edward A. Weihman	44,969,355	7,031,636	92,347,828

(2) Approval of the Company’s 2010 Stock Incentive Plan, which constitutes an amendment, restatement and renaming of the Company’s Third Amended and Restated 1998 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
34,955,560	14,124,242	2,921,189	92,347,828

(3) Authorization for amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of 1-for-2 to 1-for-10, inclusive (the specific ratio to be determined at the discretion of the Company’s board of directors),  and to reduce the number of authorized shares of the Company’s common stock:

For	Against	Abstain	Broker Non-Votes
91,695,964	51,277,438	1,375,417	-0-

(4) Ratification of the appointment of Miller Wachman LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year:

For	Against	Abstain	Broker Non-Votes
130,331,636	8,482,742	5,534,441	-0-

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           Beacon Power Corporation 2010 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 23, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Beacon Power Corporation 2010 Stock Incentive Plan.